As filed with the Securities and Exchange Commission on October 5, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                    77-0049527
     (State of incorporation)             (I.R.S. Employer Identification No.)

                               3052 Orchard Drive
                         San Jose, California 95134-2011
                    (Address of principal executive offices)
                             -----------------------

                             1994 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                        1999 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)
                             -----------------------

                                 ERIC M. REUTER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   LASERSCOPE
                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
                                 (408) 943-0636
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                 Peter Lillevand
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                         San Francisco, California 94111
                                 (415) 392-1122

                                Page 1 of 8 Pages
                             Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

---------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                             Proposed       Proposed
                                                              Maximum        Maximum
                                        Maximum Amount        Offering      Aggregate      Amount of
                                             to be           Price Per      Offering     Registration
Title of Securities to be Registered    Registered (1)         Share          Price          Fee
------------------------------------   ---------------      ----------    -----------   -------------
1994 STOCK OPTION PLAN
  Common Stock,
  no par value......................    300,000 Shares(2)   $1.9219(5)    $576,570.00     $152.21


1999 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  no par value......................    250,000 Shares(3)   $1.9219(5)    $480,475.00     $126.85

1999 DIRECTORS' STOCK OPTION PLAN
  Common Stock,
  no par value......................    120,000 Shares(4)   $1.9219(5)    $230,628.00     $60.89


                TOTAL                   670,000 Shares                                   $339.95
                -----

----------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Excludes all shares previously registered under Registrant's 1994 Stock Option Plan on Form S-8.

(3) Excludes all shares previously registered under Registrant's 1999 Employee Stock Purchase Plan on Form S-8.

(4) Excludes all shares previously registered under Registrant's 1999 Directors' Stock Option Plan on Form S-8.

(5) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. On October 2, 2000, the most recent practicable date, the high and low prices per common share reported were $1.9688 and $1.875 respectively, for an average price of $1.9219 per common share.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1999.

        (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000.

        (c) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2000.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statements on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on November 27, 1989 and November 15, 1991, including any amendment or report filed for the purpose of updating such descriptions.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES. Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.        EXHIBITS.

  Exhibit
  Number
  ------
    5.1        Opinion of Orrick, Herrington & Sutcliffe LLP

   23.1        Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5.1).

   23.2        Consent of Independent Auditors.

   24.1        Powers of Attorney (see p. 8).

---------------

Item 9.        UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Laserscope, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of October, 2000.

                                   Laserscope


                                   By: /s/ Eric M. Reuter
                                       -----------------------------------------
                                       Eric M. Reuter
                                       President & Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Reuter and Dennis LaLumandiere, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                           Date
          ---------                                 -----                           ----
/s/ Robert J. Pressley, Ph.D.             Chairman of the Board of            October 5, 2000
------------------------------------      Directors
(Robert J. Pressley, Ph.D.)

/s/ Eric M. Reuter                        President, Chief Executive          October 5, 2000
------------------------------------       Officer and Director
(Eric M. Reuter)

/s/ Dennis LaLumandiere                   Vice President of Finance,          October 5, 2000
------------------------------------      Chief Financial Officer
(Dennis LaLumandiere)                     and Assistant Secretary
                                          (Principal Financial and
                                          Accounting Officer)


/s/ E. Walter Lange                       Director                            October 5, 2000
------------------------------------
(E. Walter Lange)

/s/ Rodney Perkins, M.D.                  Director                            October 5, 2000
------------------------------------
(Rodney Perkins, M.D.)

/s/ Ruediger Naumann-Etienne Ph.D.        Director                            October 5, 2000
------------------------------------
(Ruediger Naumann-Etienne, Ph.D.)

                               INDEX TO EXHIBITS

  Exhibit
  Number
  ------
    5.1        Opinion of Orrick, Herrington & Sutcliffe LLP

   23.1        Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5.1).

   23.2        Consent of Independent Auditors.

   24.1        Powers of Attorney (see p. 8).